Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION REPORTS

THIRD QUARTER RESULTS

Liquidity further enhanced through $500 million unsecured debt offering and tender offer for near term bonds

2009 guidance reaffirmed

(INDIANAPOLIS, October 28, 2009) – Duke Realty Corporation (NYSE: DRE), a leading industrial and office property REIT, today reported results for the third quarter 2009.

Operating Highlights

•

Funds from operations per diluted share (“FFO”) for the quarter was income of $0.32, excluding the effects of impairment and related charges as well as losses on debt transactions. With the effects of these items, FFO for the quarter was a loss of $1.02, which includes the effects of $297.1 million of non-cash impairment and related charges and $13.6 million of losses on debt transactions.

•

Impairment charges primarily recognized as a result of further refinements in strategy including planned reductions in undeveloped land inventory in light of lower anticipated development volume and the targeting of non-strategic property dispositions to further align focus on high growth markets with an emphasis on industrial and medical properties.

•	Liquidity position was further enhanced during the quarter to $1.5 billion (based upon available line of credit balance and cash on hand) :

•	$500.0 million unsecured bonds issued in August;

•	$351.9 million par value of unsecured debt obligations repurchased; and

•	$114.0 million secured financing closed in July.

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

•	Capital raised year to date through September 2009 of nearly $1.5 billion; all remaining 2009 and 2010 unsecured debt maturities addressed with available cash.

•	2009 FFO guidance reaffirmed at the lower end of the $1.42 - $1.64 per share range as adjusted for the additional shares issued in the April 2009 common stock offering.

“We have continued to access the capital markets, have now addressed all of our near-term obligations and remain focused on deleveraging our balance sheet,” said Dennis D. Oklak, chairman and chief executive officer. “Our core operating portfolio has held up reasonably well during the last twelve months. We are focused on leasing our recently placed in service development projects and strategically reducing our undeveloped land inventory in light of lower anticipated development volume for the foreseeable future.”

Financial Performance

•

FFO for the third quarter of 2009 was a loss of $1.02 compared to income of $0.65 for the third quarter of 2008. Third quarter 2009 FFO included non-cash impairment and related charges of $297.1 million ($1.28 per share), and $13.6 million ($0.06 per share) of losses on debt transactions. Excluding the impact of these items, FFO was $0.32 for the third quarter of 2009.

•

Net income per diluted share (EPS) for third quarter 2009 was a loss of $1.44, as compared to earnings of $0.08 for the same quarter in 2008. The loss was primarily attributable to the impairment and other non-cash charges and losses on debt transactions recognized in the third quarter of 2009.

Capital Markets

During the third quarter 2009, the company successfully refinanced, extended and obtained new financings, including:

•

Completed a $500 million unsecured debt offering consisting of $250 million of 7.375% (7.50% effective interest rate) notes due 2015 and $250 million of 8.25% (8.375% effective interest rate) notes due 2019.

•	Repurchased $206.8 million face value of its December 2011 exchangeable notes.

•	Repurchased $145.1 million of unsecured bonds through a tender offer comprised of the following:

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

•	$39.3 million of its 7.75% November 2009 senior notes;

•	$57.9 million of its 5.25% January 2010 senior notes; and

•	$47.9 million of its 6.95% March 2011 senior notes

•	Closed on a $114 million, 10-year, interest only secured loan bearing interest at 7.75%. The loan is secured by a portfolio of suburban office and industrial assets.

•

Recognized $13.6 million of losses on debt transactions, comprised of a $6.5 million commitment fee paid to terminate a previously announced $280 million secured debt transaction, and approximately $7.1 million in book losses on unsecured notes repurchased either through a cash tender offer transaction or open market purchases during the quarter.

As a result of these and previously announced capital transactions, the company has nearly $1.5 billion of available liquidity as of September 30, 2009, including $1.3 billion of availability on its credit facility and $155 million of cash. All remaining 2009 and 2010 unsecured debt maturities will be repaid with available cash.

Portfolio Performance

•	Overall portfolio occupancy, including projects under development, was 87.0 percent as of September 30, 2009, compared to 87.4 percent at June 30, 2009.

•

Stabilized, in-service properties (130 million square feet) were 87.7 percent leased at September 30, 2009, compared with 88.5 percent at June 30, 2009. This decrease is primarily attributable to the addition of 6 recently developed properties aggregating nearly 1.5 million square feet which were 55.6 percent leased at September 30, 2009. The company classifies a property as stabilized upon the earlier of its reaching 90% occupancy or one year after its in-service date. The decrease in stabilized occupancy as a result of these newly developed assets was anticipated by the company.

•	Tenant retention for the third quarter of 2009 was 85.0 percent with a slight decrease in net effective rents on renewals of 0.8 percent.

•

Same property net operating income decreased by 5.6 percent for the third quarter of 2009, compared with the three-month period ended September 30, 2008. Same property net operating income decreased by approximately 0.5 percent for the 12-month period ended September 30, 2009, compared with the 12-month period ended September 30, 2008.

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

Core operations results were consistent with forecasts and in line with expectations.

Real Estate Investment Activity

Development

Wholly Owned Properties

•

The company’s wholly owned development pipeline at September 30, 2009, consisted mostly of projects that are in the final stages of completion. The total estimated costs of these projects upon stabilization are $223.6 million, with $71.1 million in costs remaining to be funded. The pipeline is 1.4 million square feet comprised of 9 properties and one building expansion, which are 92 percent pre-leased in the aggregate.

•	The company placed into service two healthcare properties totaling 250,000 square feet, which were 82% pre-leased in the aggregate, and a 146,000 square foot, 100% pre-leased suburban office building.

•	The company began construction of one medical office property (45,000 square feet) that is 62% pre-leased.

Joint Venture Properties

•

The company’s joint venture development pipeline at September 30, 2009, consists of three projects which total 1.1 million square feet and are 28 percent pre-leased. The total estimated costs of these projects upon stabilization are $337.9 million, with $95.4 million in remaining costs to be funded. Each joint venture has obtained third-party debt to finance construction of these properties. (All joint venture costs and square footage are reported at 100 percent ownership.)

Real Estate Valuation – Impairment and Other Charges

During the third quarter of 2009, the company recorded non-cash impairment and related charges of $297.1 million.

Components of these charges were as follows:

•	Impairment of land holdings targeted for disposition of $132.0 million;

•	Impairment of operating and under development properties of $70.7 million;

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

•	Impairment of investment in 3630 Peachtree joint venture in Atlanta, Georgia of $50.7 million;

•	Impairment of other real estate assets of $31.4 million; and

•	Reserves of deferred tax assets of $12.3 million.

These charges were primarily triggered as a result of further refinements in strategy including planned reductions in undeveloped land inventory in light of lower anticipated development volume and the targeting of non-strategic property dispositions. These impairment charges rely upon many subjective assumptions, such as intended holding periods, future capitalization rates and rental rates, used in applying relevant accounting rules. These non-cash charges have no effect on liquidity, and have no significant impact on compliance with the company’s credit facility or unsecured bond covenants.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The third quarter dividend will be payable November 30, 2009, to shareholders of record as of November 13, 2009. The company’s policy is to pay aggregate annual dividends in 2009 in an amount generally equal to and not to exceed its estimated annual taxable income.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	November 16, 2009	November 30, 2009
Series K	DREPRK	$0.406250	November 16, 2009	November 30, 2009
Series L	DREPRL	$0.412500	November 16, 2009	November 30, 2009
Series M	DREPRM	$0.434375	December 17, 2009	December 31, 2009
Series N	DREPRN	$0.453125	December 17, 2009	December 31, 2009
Series O	DREPRO	$0.523438	December 17, 2009	December 31, 2009

Earnings Guidance

The company reaffirmed FFO guidance for 2009 in the range of $1.42 - $1.64, as adjusted for the additional shares issued in the April 2009 common stock offering. As previously discussed in the second quarter of 2009, it is anticipated that the FFO per share will be at the lower end of guidance based upon current expectations of leasing volumes and the timing of potential transactions expected to occur in the fourth quarter of 2009. Guidance reflects $6.7 million ($0.035 per share) of severance costs incurred through

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

September 30, 2009, and excludes the effects of impairment and other non-cash charges as well as gains or losses on debt transactions.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 136 million rentable square feet of industrial and office space in 20 U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Third Quarter Earnings Call and Supplemental Information

Duke is hosting a conference call tomorrow, October 29, 2009, at 3:00 p.m. EDT to discuss its third quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information fact book will be available after 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2008. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

Duke Realty Corporation

Statement of Operations

September 30, 2009

(In thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Rental and related revenue	$224,013	$215,264	$669,713	$638,512
General contractor and service fee revenue	100,880	93,316	335,412	271,847

	324,893	308,580	1,005,125	910,359

Expenses:
Rental expenses	49,921	48,045	153,081	143,198
Real estate taxes	30,096	25,750	89,181	77,012
General contractor and service operations expenses	96,241	96,155	319,352	266,878
Depreciation and amortization	87,647	74,229	254,325	225,358

	263,905	244,179	815,939	712,446

Other Operating Activities
Equity in earnings of unconsolidated companies	2,364	204	7,353	17,184
Gain on sale of Build-for-Sale properties	—	20,338	—	26,657
Earnings from sales of land	—	4,469	357	8,491
Undeveloped land carrying costs	(2,601)	(1,686)	(7,646)	(5,746)
Impairment charges	(284,845)	0	(301,794)	0
Other operating expenses	(323)	(2,474)	(843)	(5,273)
General and administrative expense	(11,233)	(10,448)	(34,713)	(29,500)

	(296,638)	10,403	(337,286)	11,813

Operating income	(235,650)	74,804	(148,100)	209,726

Other Income (Expense)
Interest and other income (expense), net	796	205	924	1,223
Interest expense	(57,719)	(50,071)	(161,746)	(146,001)
Gain (loss) on debt transactions	(13,631)	—	20,880	—
Loss on business combinations	—	—	(999)	—

Income (loss) from continuing operations before income taxes	(306,204)	24,938	(289,041)	64,948

Income tax benefit (expense)	4,326	4,239	10,220	4,915
Valuation allowance on deferred tax asset	(12,273)	—	(12,273)	—

Income (loss) from continuing operations	(314,151)	29,177	(291,094)	69,863

Discontinued Operations:
Income before impairment and gain on sales	—	466	36	3,092
Impairment charges	—	—	(772)	—
Gain on sale of depreciable properties	0	1,299	5,168	11,940

Income (loss) from discontinued operations	—	1,765	4,432	15,032
Net income (loss)	(314,151)	30,942	(286,662)	84,895
Dividends on preferred shares	(18,363)	(18,866)	(55,089)	(53,038)
Net (income) loss attributable to noncontrolling interests	9,632	(586)	11,583	(1,577)

Net income (loss) attributable to common shareholders	($322,882)	$11,490	($330,168)	$30,280

Basic net income (loss) per Common Share:
Continuing operations attributable to common shareholders	($1.44)	$0.07	($1.73)	$0.10
Discontinued operations attributable to common shareholders	$0.00	$0.01	$0.02	$0.10

Total	($1.44)	$0.08	($1.71)	$0.20

Diluted net income (loss) per Common Share:
Continuing operations attributable to common shareholders	($1.44)	$0.07	($1.73)	$0.10
Discontinued operations attributable to common shareholders	$0.00	$0.01	$0.02	$0.10

Total	($1.44)	$0.08	($1.71)	$0.20

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

Duke Realty Corporation

Statement of Funds From Operations

September 30, 2009

(In thousands, except per share amounts)

	Three Months Ended September 30, (Unaudited)
	2009			2008
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	($322,882)			$11,490
Less: Dividends on share based awards expected to vest	(391)			(409)

Net Income (Loss) Per Common Share - Basic	(323,273)	223,952	($1.44)	11,081	146,966	$0.08
Add back:
Noncontrolling interest in earnings of unitholders	—			605	7,638
Other common stock equivalents					232

Net Income (Loss) Per Common Share - Diluted	($323,273)	223,952	($1.44)	$11,686	154,836	$0.08

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	($322,882)	223,952		$11,490	146,966
Adjustments:
Depreciation and Amortization	87,647			75,260
Company Share of Joint Venture Depreciation and amortization	8,543			14,450
Earnings from depreciable property sales-wholly owned	—			(1,299)
Earnings from depreciable property sales-JV	—			—
Noncontrolling interest share of adjustments	(2,771)			(4,363)

Funds From Operations - Basic	(229,463)	223,952	($1.02)	95,538	146,966	$0.65
Noncontrolling interest in earnings of unitholders	(9,545)	6,646		605	7,638
Noncontrolling interest share of adjustments	2,771			4,363
Other common stock equivalents					740

Funds From Operations - Diluted	(236,237)	230,598	($1.02)	100,506	155,344	$0.65
Add loss on debt transactions	13,631			—
Add impairment charges	284,845			—
Add valuation allowance on deferred tax asset	12,273			—
Other common stock equivalents		1,073

Adjusted Funds From Operations - Diluted	$74,512	231,671	$0.32	100,506	155,344	$0.65

	Nine Months Ended September 30, (Unaudited)
	2009			2008
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	($330,168)			$30,280
Less income allocated to participating securities	(1,366)			(1,218)

Net Income (Loss) Per Common Share - Basic	(331,534)	193,520	($1.71)	29,062	146,680	$0.20
Add back:
Noncontrolling interest in earnings of unitholders	—			1,615	7,727
Other common stock equivalents					216

Net Income (Loss) Per Common Share - Diluted	($331,534)	193,520	($1.71)	$30,677	154,623	$0.20

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	($330,168)	193,520		$30,280	146,680
Adjustments:
Depreciation and Amortization	254,673			230,956
Company Share of Joint Venture Depreciation and amortization	28,013			28,769
Earnings (loss) from depreciable property sales-wholly owned	(5,168)			(11,940)
Earnings (loss) from depreciable property sales-JV	—			(495)
Noncontrolling interest share of adjustments	(9,302)			(12,351)

Funds From Operations - Basic	(61,952)	193,520	($0.32)	265,219	146,680	$1.81
Noncontrolling interest in earnings of unitholders	(11,410)	6,711		1,615	7,727
Noncontrolling interest share of adjustments	9,302			12,351
Other common stock equivalents					698

Funds From Operations - Diluted	(64,060)	200,231	($0.32)	279,185	155,105	$1.80
Less gain on debt transactions	(20,880)			—
Add impairment charges and net loss on business combination	303,208			—
Add valuation allowance on deferred tax asset	12,273			—
Other common stock equivalents		883

Adjusted Funds From Operations - Diluted	$230,541	201,114	$1.15	279,185	155,105	$1.80

Duke Realty Corporation Reports Third Quarter Results

October 28, 2009

Duke Realty Corporation

Balance Sheet

September 30, 2009

(In thousands, except per share amounts)

	September 30, 2009	December 31, 2008
ASSETS:
Rental Property	$6,432,630	$6,297,923
Less: Accumulated Depreciation	(1,274,728)	(1,167,113)
Construction in Progress	144,748	159,330
Land Held for Development	666,175	806,379

Net Real Estate Investments	5,968,825	6,096,519

Cash	155,914	22,532
Accounts Receivable	23,880	28,026
Straight-line Rents Receivable	132,763	123,863
Receivables on Construction Contracts	32,446	75,100
Investments in and Advances to Unconsolidated Companies	483,882	693,503
Deferred Financing Costs, Net	45,997	47,907
Deferred Leasing and Other Costs, Net	382,784	369,224
Escrow Deposits and Other Assets	212,455	234,209

Total Assets	$7,438,946	$7,690,883

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$783,425	$507,351
Unsecured Notes	3,133,879	3,285,980
Unsecured Line of Credit	15,299	483,659
Construction Payables and Amounts due Subcontractors	66,790	105,227
Accrued Real Estate Taxes	114,529	78,483
Accrued Interest	40,701	56,376
Accrued Expenses	35,815	45,059
Other Liabilities	203,426	187,425
Tenant Security Deposits and Prepaid Rents	37,142	41,348

Total Liabilities	4,431,006	4,790,908

Preferred Stock	1,016,625	1,016,625
Common Stock and Additional Paid-in Capital	3,267,510	2,703,997
Accumulated Other Comprehensive Income	(6,440)	(8,652)
Distributions in Excess of Net Income	(1,313,103)	(867,951)

Total Shareholders’ Equity	2,964,592	2,844,019

Non-controlling Interest	43,348	55,956

Total Liabilities and Equity	$7,438,946	$7,690,883